Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-194243, 333-226398 and 333-284659 on Form S-8 of our report dated June 11, 2025, relating to the financial statements and supplemental schedule of the GE Aerospace Retirement Savings Plan, appearing in this Annual Report on Form 11-K of the GE Aerospace Retirement Savings Plan for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
June 11, 2025